                                                SECONDARY B/D
                                             PRODUCT COMMISSIONS



             SELECT

-----------------------------------------------------------------------------------------------------------------------------------
COMMISSION - AGE 80 & UNDER:    COMMISSION OPTION           UPFRONT            DURING SURR CHARGE        AFTER SURR CHARGE PERIOD
                                                                                     PERIOD
                                        A                    8.00%                    0.00%                        0.00%
                                        B                    7.25%                    0.25%                        0.25%
                                        C                    6.00%                    0.50%                        0.50%
                                        D                    5.50%                    0.50%                        1.00%
COMMISSION - AGE 81+:           COMMISSION OPTION           UPFRONT            DURING SURR CHARGE        AFTER SURR CHARGE PERIOD
                                                                                     PERIOD
                                        A                    6.00%                    0.00%                        0.00%
                                        B                    5.50%                    0.25%                        0.25%
                                        C                    4.50%                    0.50%                        0.50%
                                        D                    4.25%                    0.50%                        1.00%
-----------------------------------------------------------------------------------------------------------------------------------